                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                             _____________________


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  October 11, 1995





                          SOFTKEY INTERNATIONAL INC.
_____________________________________________________________________
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)





Delaware                  0-13069             94-2562108
_____________________________________________________________________
(STATE OR OTHER           (COMMISSION       (IRS EMPLOYER
JURISDICTION OF           FILE NUMBER)    IDENTIFICATION NO.)
 INCORPORATION)




One Athenaeum Street, Cambridge, Massachusetts       02142
_____________________________________________________________________
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)




Registrant's telephone number, including area code: (617) 494-1200





                                 N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT


                             Total Number of Pages:
                         Exhibit Index Appears on Page
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Item 5.  Other Events.
         ------------
                 PRIVATE OFFERING OF NOTES. On October 11, 1995, SoftKey International Inc. ("SoftKey") announced that it is making a private offering of $300,000,000 principal amount Senior Convertible Notes due 2000 (the "Notes"). The Notes will be convertible into SoftKey common stock at a fixed conversion price per share to be determined. The Notes will be redeemable by SoftKey on or after November 2, 1998 at declining redemption prices.

                 SoftKey intends to use all or a substantial portion of the net proceeds of the offering for acquisitions and strategic alliances. There are currently no understandings, agreements or commitments with respect to any such transactions.

                 The Notes to be offered by SoftKey in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements thereof.

                 In connection with the offering, SoftKey disclosed the following to prospective investors. The Company has historically expanded its business through, among other strategies, acquisitions, business combinations and strategic alliances. Moreover, the consumer software industry as a whole has recently experienced consolidation. The Company believes that its customers will in the future demand that the Company offer increasing numbers of titles throughout the Company's existing product categories and, in particular, the education and entertainment categories. The Company believes that in many cases the most efficient means to acquire such titles or the ability to develop or license such titles is to enter into acquisitions, business combinations or strategic alliances with consumer software companies.

                 The Company continuously evaluates and considers other businesses of varying sizes as potential strategic partners and candidates for acquisition and has engaged in discussions with certain businesses in pursuit of possible transactions. Certain of these businesses may be substantially larger than businesses acquired in


                                      2


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the past by the Company.  The Company is currently evaluating and considering a number of potential transactions (both negotiated and non-negotiated) and transaction prospects, but there are currently no understandings, agreements or commitments with respect to any acquisition, business combination or strategic alliance. Moreover, there can be no assurance that the Company will enter into any such transaction or, if the Company does identify and consummate such a transaction, that the transaction will enable the Company to achieve its goals.

                 PRELIMINARY EARNINGS. On October 11, 1995, SoftKey also announced that it expects its revenues for the third quarter ended September 30, 1995 will be $40 million and that its approximate earnings per share will be between $.33 and $.35 per share on a fully diluted basis. A copy of the press release announcing the offering and these preliminary earnings is filed as Exhibit 99.1 hereto.

                 RESTATED AND REVISED FINANCIAL INFORMATION. In connection with the offering, SoftKey restated its unaudited financial results for the six months ended June 30, 1995 to reflect the acquisition of Future Vision Holding, Inc. on August 31, 1995, accounted for as a pooling of interests. The restated results for the six months ended June 30, 1995 restate the historical financial information for June 30, 1995 and the six month period then ended presented in SoftKey's Form 10-Q as filed with the Securities and Exchange Commission (the "Commission") on August 15, 1995. SoftKey also prepared revised unaudited pro forma financial information for the year ended December 31, 1994 and the six months ended June 30, 1995 (based on the above-referenced restated financial results) to give effect to the acquisition of tewi Verlag GmbH, which occurred on July 21, 1995. SoftKey originally prepared unaudited pro forma financial information with respect to the tewi Verlag GmbH acquisition for SoftKey's Form 8- K/A filed with the Commission on October 4, 1995. A copy of the restated financial results, which includes the revised unaudited pro forma financial information, is filed as Exhibit 99.2 hereto.

Item 7.  (c)     Exhibits.
                 ---------

                 99.1      Press release dated October 11, 1995

                 99.2 Restated financial results for the six months ended June 30, 1995 (including revised unaudited pro forma financial information for the year ended December 31, 1994 and the six months ended June 30,
                           1995)





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SOFTKEY INTERNATIONAL INC.
                                      --------------------------
                                      (Registrant)


                                      By: /s/ R. Scott Murray
                                         --------------------
                                          R. Scott Murray
                                          Chief Financial Officer



October 12, 1995
----------------
(Date)





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                                 Exhibit Index
                                 -------------

           Exhibit              Exhibit Description                                             Sequential
             No.                                                                                 Page No.
             99.1       Press release dated October 11, 1995

             99.2       Restated financial results for the six months ended June 30, 1995
                       (including revised unaudited pro forma financial information for the year ended December 31, 1994 and the six months ended June 30, 1995)

